                             AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                   Oppenheimer Limited-Term Government Fund

This Amended and Restated  SERVICE PLAN AND AGREEMENT (the "Plan") is dated as of the  26th day of  April,  2004,  by and  between  Oppenheimer  Limited-Term
Government  Fund (the  "Fund") and  OppenheimerFunds  Distributor,  Inc.  (the
"Distributor").

1.    The Plan.  This Plan is the Fund's written  service plan for its Class A
      ---------
Shares  described  in the Fund's  registration  statement  as of the date this
Plan  takes  effect,  contemplated  by and to  comply  with  Rule  2830 of the
Conduct  Rules  of the  National  Association  of  Securities  Dealers,  Inc.,
pursuant to which the Fund will  reimburse  the  Distributor  for a portion of its costs incurred in connection with the personal  service and maintenance of shareholder  accounts  ("Accounts") that hold Class A Shares (the "Shares") of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities of which  it is the  issuer,  pursuant  to Rule  12b-1  under  the  Investment
Company  Act of 1940 (the "1940  Act"),  according  to the terms of this Plan.
The  Distributor  is  authorized  under  the  Plan  to  pay  "Recipients,"  as hereinafter  defined,  for  rendering  services  and  for the  maintenance  of
Accounts.  Such  Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.    Definitions.  As used in this Plan,  the following  terms shall have the
      -----------
following meanings:

      (a)   "Recipient"  shall  mean  any  broker,   dealer,   bank  or  other
      institution  which:  (i) has rendered  services in  connection  with the personal  service and  maintenance  of Accounts;  (ii) shall furnish the
      Distributor  (on  behalf  of the  Fund)  with  such  information  as the
      Distributor  shall  reasonably  request to answer such  questions as may arise  concerning  such  service;  and  (iii) has been  selected  by the
      Distributor  to receive  payments  under the Plan.  Notwithstanding  the foregoing,  a majority of the Fund's Board of Trustees (the "Board") who are not  "interested  persons" (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent  Trustees")
      may  remove  any  broker,   dealer,  bank  or  other  institution  as  a
      Recipient,  whereupon such entity's rights as a third-party  beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of record by: (i) such  Recipient,  or (ii) such brokerage or other  customers,  or investment  advisory or other clients of such  Recipient  and/or  accounts  as to which  such  Recipient  is a fiduciary or custodian or co-fiduciary  or  co-custodian  (collectively, the "Customers"),  but in no event shall any such Shares be deemed owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that two entities would  otherwise  qualify as Recipients as to the same
      Shares,  the Recipient which is the dealer of record on the Fund's books shall be deemed the  Recipient  as to such  Shares for  purposes of this
      Plan.

3.    Payments.
      ---------

      (a)   Under the Plan,  the Fund will make  payments to the  Distributor, within forty-five (45) days of the end of each calendar quarter,  in the amount of the  lesser of:  (i) 0.25% on an annual  basis of the  average during the  calendar  quarter of the  aggregate  net asset  value of the
      Shares,  computed  as of the  close of each  business  day,  or (ii) the
      Distributor's  actual  expenses  under the Plan for that  quarter of the type  approved by the Board.  Notwithstanding  the  foregoing,  the Fund will not make  payments to the  Distributor  in excess of the amount the
      Distributor  pays to  Recipients.  The  Distributor  will  use  such fee received from the Fund in its entirety to reimburse  itself for payments to  Recipients  and for its  other  expenditures  and  costs of the type approved by the Board incurred in connection  with the personal  service and maintenance of Accounts including,  but not limited to, the services described in the  following  paragraph.  The  Distributor  may make Plan payments to any "affiliated  person" (as defined in the 1940 Act) of the
      Distributor if such affiliated person qualifies as a Recipient.

            The services to be rendered by the  Distributor  and Recipients in connection  with the personal  service and the  maintenance  of Accounts may  include,  but shall not be  limited  to, the  following:  answering routine  inquiries from the Recipient's  customers  concerning the Fund, providing  such  customers  with  information  on  their  investment  in
      Shares,  assisting in the  establishment  and maintenance of accounts or sub-accounts  in the  Fund,  making  the  Fund's  investment  plans  and
      dividend   payment   options   available,   and  providing   such  other
      information  and  customer  liaison  services  and  the  maintenance  of
      Accounts as the Distributor or the Fund may reasonably  request.  It may be presumed  that a  Recipient  has  provided  services  qualifying  for compensation  under the Plan if it has  Qualified  Holdings of Shares to entitle it to  payments  under the Plan.  In the event  that  either the
      Distributor   or  the  Board   should  have  reason  to  believe   that,
      notwithstanding the level of Qualified Holdings,  a Recipient may not be rendering appropriate services, then the Distributor,  at the request of the Board,  shall require the  Recipient to provide a written  report or
      other   information   to  verify  that  said   Recipient   is  providing
      appropriate  services in this regard.  If the  Distributor  still is not satisfied,  it may take  appropriate  steps to terminate the Recipient's status as such  under  the Plan,  whereupon  such  entity's  rights as a third-party beneficiary hereunder shall terminate.

            Payments  received by the Distributor from the Fund under the Plan will not be used to pay any interest expense,  carrying charges or other financial  costs, or allocation of overhead by the  Distributor,  or for any other purpose other than for the payments  described in this Section
      3. The amount  payable to the  Distributor  each quarter will be reduced to the extent that reimbursement  payments  otherwise  permissible under the Plan have not been  authorized  by the Board for that  quarter.  Any unreimbursed  expenses  incurred for any quarter by the  Distributor may not be recovered in later periods.

(b)   The Distributor shall make payments to any Recipient  quarterly,  within forty-five (45) days of the end of each calendar quarter,  at a rate not to exceed  0.25% on an annual  basis of the average  during the calendar quarter of the  aggregate  net asset value of the Shares  computed as of
      the  close  of  each   business   day,  of  Qualified   Holdings   owned
      beneficially  or  of  record  by  the  Recipient  or by  its  Customers.
      However,  no such  payments  shall be made to any Recipient for any such quarter in which its Qualified  Holdings do not equal or exceed,  at the end of such quarter, the minimum amount ("Minimum Qualified  Holdings"), if any,  to be set from time to time by a  majority  of the  Independent
      Trustees.

            Alternatively,  the Distributor may, at its sole option,  make the following  service  fee  payments  to any  Recipient  quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (A) "Advance
      Service  Fee  Payments"  at a rate not to  exceed  0.25% of the  average during the calendar  quarter of the aggregate net asset value of Shares, computed  as of the close of  business  on the day such Shares are sold, constituting  Qualified  Holdings,  sold by the  Recipient  during  that quarter and owned  beneficially  or of record by the Recipient or by its
      Customers,  plus (B) service fee  payments at a rate not to exceed 0.25%
      on an annual  basis of the average  during the  calendar  quarter of the aggregate  net asset  value of Shares,  computed as of the close of each business day,  constituting  Qualified Holdings owned beneficially or of record by the  Recipient or by its  Customers  for a period of more than one (1) year.  At the  Distributor's  sole option,  Advance  Service Fee
      Payments may be made more often than quarterly,  and sooner than the end of the calendar  quarter.  In the event  Shares are  redeemed  less than one year  after  the date  such  Shares  were  sold,  the  Recipient  is obligated  to and  will  repay  the  Distributor  on  demand  a pro rata portion of such Advance Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

            A majority  of the  Independent  Trustees  may at any time or from time to time  increase or  decrease  and  thereafter  adjust the rate of fees to be  paid  to the  Distributor  or to any  Recipient,  but not to exceed the rate set forth above,  and/or increase or decrease the number of shares  constituting  Minimum  Qualified  Holdings.  The  Distributor
      shall notify all  Recipients of the Minimum  Qualified  Holdings and the
      rate of payments hereunder  applicable to Recipients,  and shall provide each  Recipient  with written  notice  within thirty (30) days after any change in these  provisions.  Inclusion of such  provisions  or a change in such  provisions in a revised  current  prospectus  shall  constitute sufficient notice.

      (c)   Under  the  Plan,  payments  may be  made  to  Recipients:  (i) by
      OppenheimerFunds,  Inc.  ("OFI")  from  its  own  resources  (which  may include  profits  derived  from the  advisory  fee it receives  from the
      Fund),  or (ii) by the  Distributor (a subsidiary of OFI),  from its own resources.

4.    Selection  and  Nomination  of  Trustees.  While this Plan is in effect,
      -----------------------------------------
the selection or  replacement  of  Independent  Trustees and the nomination of those persons to be Trustees of the Fund who are not  "interested  persons" of the Fund shall be committed to the  discretion  of the  Independent  Trustees.
Nothing  herein shall prevent the  Independent  Trustees from  soliciting  the views or the  involvement  of others in such  selection or  nomination  if the final  decision on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer of the Fund shall
      -------
provide  at least  quarterly  a  written  report to the  Fund's  Board for its review,  detailing the aggregate amount of payments made pursuant to this Plan and the  purposes  for which the  payments  were made.  The report shall state whether  all  provisions  of Section 3 of this Plan have been  complied  with.
The  Distributor  shall annually  certify to the Board the amount of its total expenses  incurred  that  year  with  respect  to  the  personal  service  and maintenance of Accounts in  conjunction  with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in
      -------------------
writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by  vote  of  a  majority  of  the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding voting securities of the Class, on not more than sixty days written  notice to any other party to the  agreement;
(ii)  such  agreement  shall  automatically  terminate  in  the  event  of its
"assignment"  (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless terminated as herein provided,  continue in effect from year to year  only so long as such  continuance  is  specifically  approved  at  least annually  by the  Board  and its  Independent  Trustees  cast in  person  at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination and Amendment.  This Plan has
      ---------------------------------------------------------
been  approved  by a vote of the  Independent  Trustees  cast in  person  at a meeting  called  on April 26,  2004 for the  purpose  of voting on this  Plan.
Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year  thereafter or as the Board may otherwise  determine only so long as such continuance  is  specifically  approved at least annually by the Board and its
Independent  Trustees  by a vote cast in person  at a meeting  called  for the purpose  of voting on such  continuance.  This Plan may be  terminated  at any time by vote of a majority of the  Independent  Trustees or by the vote of the holders  of  a  "majority"  (as  defined  in  the  1940  Act)  of  the  Fund's outstanding  voting  securities  of Class A. This Plan may not be  amended  to increase  materially the amount of payments to be made without approval of the
Class  A  Shareholders,  in the  manner  described  above,  and  all  material amendments  must be  approved  by a vote of the Board  and of the  Independent
Trustees.

8.    Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
      -----------------------------------------------------
understands  that the  obligations of the Fund under this Plan are not binding upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the  provisions  of the  Declaration  of  Trust  of  the  Fund  disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                    Oppenheimer Limited-Term Government Fund

                                    By:   /s/ Robert G. Zack
                                        -------------------------------
                                        Robert  G. Zack,
                                        Vice President and Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:  /s/James H. Ruff
                                        ----------------------------
                                    James H. Ruff, President

                             AMENDED AND RESTATED

                 Distribution and Service Plan and Agreement

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class C Shares of

                   Oppenheimer Limited-Term Government Fund

This Amended and Restated Distribution and Service Plan and Agreement (the
"Plan") is dated as of the 23rd day of February, 2004, by and between
Oppenheimer Limited-Term Government Fund (the "Fund") and OppenheimerFunds
Distributor, Inc. (the "Distributor").  This Amended and Restated
Distribution and Service Plan and Agreement replaces the Distribution and
Service Plan and Agreement for Class C shares dated February 24, 1998.

1.    The Plan. This Plan is the Fund's written distribution and service plan
      --------
for Class C shares of the Fund (the "Shares"), designed to comply with the provisions of Rule 12b-1 as it may be amended from time to time (the "Rule")
under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to this
Plan the Fund will compensate the Distributor for its services in connection with the distribution of Shares, and the personal service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the Fund's Registration Statement, (ii) the
1940 Act, (iii) the Rule, (iv) Rule 2830 of the Conduct Rules of the National
Association of Securities Dealers, Inc., or any applicable amendment or successor to such rule (the "NASD Conduct Rules") and (v) any conditions pertaining either to distribution-related expenses or to a plan of distribution to which the Fund is subject under any order on which the Fund relies, issued at any time by the U.S. Securities and Exchange Commission
("SEC").

2.    Definitions. As used in this Plan, the following terms shall have the
      -----------
following meanings:

      (a) "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has rendered assistance (whether direct, administrative or both) in the distribution of Shares or has provided administrative support services with respect to Shares held by Customers (defined below) of the
Recipient; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b) "Independent Trustees" shall mean the members of the Fund's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating to this Plan.

      (c) "Customers" shall mean such brokerage or other customers or investment advisory or other clients of a Recipient, and/or accounts as to which such Recipient provides administrative support services or is a custodian or other fiduciary.

      (d) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such
Recipient's Customers, but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan.  In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares with respect to the payment of the Asset-Based Sales Charge
(defined below), the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.  In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares with respect to the payment of the Asset-Based Sales Charge (defined below), the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.  In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares with respect to the payment of the Service Fee (as defined below), the Recipient as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.    Payments for Distribution Assistance and Administrative Support
      ----------------------------------------------------------------
Services.

      (a) Payments to the Distributor. In consideration of the payments made
          ---------------------------
by the Fund to the Distributor under this Plan, the Distributor shall provide administrative support services and distribution services to the Fund. Such services include distribution assistance and administrative support services rendered in connection with Shares (1) sold in purchase transactions, (2)
issued in exchange for shares of another investment company for which the
Distributor serves as distributor or sub-distributor, or (3) issued pursuant to a plan of reorganization to which the Fund is a party. If the Board believes that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of
Shares, then the Distributor, at the request of the Board, shall provide the
Board with a written report or other information to verify that the
Distributor is providing appropriate services in this regard. For such services, the Fund will make the following payments to the Distributor:

            (i) Administrative Support Service Fees. Within forty-five (45)
                -----------------------------------
days of the end of each calendar quarter, the Fund will make payments in the aggregate amount of up to 0.25% on an annual basis of the average during that calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day (the "Service Fee"). Such Service Fee payments received from the Fund will compensate the Distributor for providing administrative support services with respect to Accounts. The administrative support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii) Distribution Assistance Fees (Asset-Based Sales Charge). The
                 -------------------------------------------------------
Fund may make payments of an "Asset-Based Sales Charge" of up to 0.0625% per
month (0.75% on an annual basis) of the average during the month of the aggregate net asset value of Shares computed as of the close of each business day. Such Asset-Based Sales Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

            The distribution assistance services to be rendered by the
Distributor in connection with the Shares may include, but shall not be limited to, the following: (i) paying sales commissions to any broker, dealer, bank or other person or entity that sells Shares, and/or paying such persons "Advance Service Fee Payments" (as defined below) in advance of, and/or in amounts greater than, the amount provided for in Section 3(b) of this Agreement; (ii) paying compensation to and expenses of personnel of the
Distributor who support distribution of Shares by Recipients; (iii) obtaining financing or providing such financing from its own resources, or from an affiliate, for the interest and other borrowing costs of the Distributor's unreimbursed expenses incurred in rendering distribution assistance and administrative support services to the Fund; and (iv) paying other direct distribution costs, including without limitation the costs of sales literature, advertising and prospectuses (other than those prospectuses furnished to current holders of the Fund's shares ("Shareholders")) and state
"blue sky" registration expenses.

      (b) Payments to Recipients. The Distributor is authorized under the
          ----------------------
Plan to pay Recipients (1) distribution assistance fees for rendering distribution assistance in connection with the sale of Shares and/or (2)
service fees for rendering administrative support services with respect to
Accounts. However, no such payments shall be made to any Recipient for any quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Trustees. All fee payments made by the Distributor hereunder are subject to reduction or chargeback so that the aggregate service fee payments and Advance Service Fee
Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by the NASD Conduct Rules. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

            In consideration of the services provided by Recipients, the
Distributor shall make the following payments to Recipients:

            (i) Service Fee. In consideration of administrative support
                -----------
services provided by a Recipient during a calendar quarter, the Distributor shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.25% on an annual basis of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, that may be set from time to time by a majority of the Independent Trustees.

            Alternatively, the Distributor may, at its sole option, make the following service fee payments to any Recipient quarterly, within forty-five
(45) days of the end of each calendar quarter: (A) "Advance Service Fee
Payments" at a rate not to exceed 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings, sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus (B) service fee payments at a rate not to exceed 0.25% on an annual basis of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one
(1) year. At the Distributor's sole option, Advance Service Fee Payments may be made more often than quarterly, and sooner than the end of the calendar quarter. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated to and will repay the
Distributor on demand a pro rata portion of such Advance Service Fee
Payments, based on the ratio of the time such Shares were held to one (1)
year.

            The administrative support services to be rendered by Recipients in connection with the Accounts may include, but shall not be limited to, the following: answering routine inquiries concerning the Fund, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

            (ii) Distribution Assistance Fee (Asset-Based Sales Charge)
                 -------------------------------------------------------
Payments. Irrespective of whichever alternative method of making service fee
--------
payments to Recipients is selected by the Distributor, in addition the
Distributor shall make distribution assistance fee payments to each Recipient quarterly, within forty-five (45) days after the end of each calendar quarter, at a rate not to exceed 0.1875% (0.75% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of
Shares computed as of the close of each business day constituting Qualified
Holdings owned beneficially or of record by the Recipient or its Customers for a period of more than one (1) year. Alternatively, at its sole option, the Distributor may make distribution assistance fee payments to a Recipient quarterly, at the rate described above, on Shares constituting Qualified
Holdings owned beneficially or of record by the Recipient or its Customers without regard to the 1-year holding period described above. Distribution assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

            The distribution assistance to be rendered by the Recipients in connection with the sale of Shares may include, but shall not be limited to, the following: distributing sales literature and prospectuses other than those furnished to current Shareholders, providing compensation to and paying expenses of personnel of the Recipient who support the distribution of Shares by the Recipient, and providing such other information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

      (c) A majority of the Independent Trustees may at any time or from time to time (i) increase or decrease the rate of fees to be paid to the
Distributor or to any Recipient, but not to exceed the maximum rates set forth above, and/or (ii) direct the Distributor to increase or decrease any
Minimum Holding Period, any maximum period set by a majority of the
Independent Trustees during which fees will be paid on Shares constituting
Qualified Holdings owned beneficially or of record by a Recipient or by its
Customers (the "Maximum Holding Period"), or Minimum Qualified Holdings. The
Distributor shall notify all Recipients of any Minimum Qualified Holdings,
Maximum Holding Period and Minimum Holding Period that are established and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a supplement or Statement of Additional Information or amendment to or revision of the prospectus or Statement of Additional
Information of the Fund shall constitute sufficient notice.

      (d) The Service Fee and the Asset-Based Sales Charge on Shares are
subject to reduction or elimination under the limits that apply to such fees under the NASD Conduct Rules relating to sales of shares of open-end funds.

      (e) Under the Plan, payments may also be made to Recipients: (i) by
OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI), from its own resources, from
Asset-Based Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

      (f) Recipients are intended to have certain rights as third-party beneficiaries under this Plan, subject to the limitations set forth below. It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments under the Plan.
If either the Distributor or the Board believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate distribution assistance in connection with the sale of Shares or administrative support services for Accounts, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate distribution assistance and/or services in this regard. If the Distributor or the Board of Trustees still is not satisfied after the receipt of such report, either may take appropriate steps to terminate the Recipient's status as a Recipient under the Plan, whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate. Additionally, in their discretion a majority of the Fund's Independent Trustees at any time may remove any broker, dealer, bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a third-party beneficiary hereof shall terminate. Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment whatsoever to any person or entity other than directly to the
Distributor. The Distributor has no obligation to pay any Service Fees or
Distribution Assistance Fees to any Recipient if the Distributor has not
received payment of Service Fees or Distribution Assistance Fees from the
Fund.

4.    Selection and Nomination of Trustees. While this Plan is in effect, the
      ------------------------------------
selection and nomination of persons to be Trustees of the Fund who are not
"interested persons" of the Fund ("Disinterested Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees. Nothing herein shall prevent the incumbent Disinterested Trustees from soliciting the views or the involvement of others in such selection or nomination as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports. While this Plan is in effect, the Treasurer of the Fund shall
      -------
provide written reports to the Fund's Board for its review, detailing the aggregate amount of payments made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related Agreements. Any agreement related to this Plan shall be in
      ------------------
writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the
Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting Class C shares; (ii) such termination shall be on not more than sixty days' written notice to any other party to the agreement; (iii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (v) such agreement shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness, Continuation, Termination and Amendment. This Amended
      ------------------------------------------------------
and Restated Plan has been approved by a vote of the Board and its
Independent Trustees and replaces the Fund's prior Distribution and Service
Plan and Agreement for Class C shares. Unless terminated as hereinafter provided, it shall continue in effect until renewed by the Board in accordance with the Rule and thereafter from year to year or as the Board may otherwise determine but only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent
Trustees cast in person at a meeting called for the purpose of voting on such continuance.

      This Plan may not be amended to increase materially the amount of payments to be made under this Plan, without approval of the Class C
Shareholders at a meeting called for that purpose and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be terminated at any time by a vote of a majority of the
Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding Class C voting shares. In the event of such termination, the Board and its Independent Trustees shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in
respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer of Shareholder and Trustee Liability. The Distributor
      -----------------------------------------------
understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the
Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

                           Oppenheimer Limited-Term Government Fund

                           By: /s/ Robert G. Zack
                               --------------------------
                               Robert G. Zack,
                               Vice President and Secretary

                           OppenheimerFunds Distributor, Inc.

                           By: /s/ James H. Ruff
                               ------------------------------
                               James H. Ruff, President